                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC 20549

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported):  April 28, 1997

                           H. F. Ahmanson & Company
              -------------------------------------------------
              (Exact name of registrant as specified in charter)

          Delaware                1-8930                 95-0479700
      ---------------           ------------         -------------------
      (State of other           (Commission            (IRS employer
      jurisdiction of           file number)         identification no.)
      incorporation)

      4900 Rivergrade Road, Irwindale, California           91706
      -------------------------------------------         ----------
       (Address of principal executive offices)           (Zip code)

Registrant's telephone number, including area code     (818) 960-6311
                                                       ---------------

                                Not applicable
                           ------------------------
         (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS.

     Beginning April 28, 1997, certain officers of H. F. Ahmanson & Company (the "Registrant"), gave presentations for analysts and investors relating to the Registrant's business and strategy and its proposal for a tax-free merger of the Registrant and Great Western Financial Corporation, a Delaware corporation ("GWF"), pursuant to which each outstanding share of common stock of GWF would be converted into between 1.10 and 1.20 shares of common stock of the Registrant (the "Ahmanson Proposal"), and a competing proposal for a merger of Washington Mutual, Inc., a Washington corporation, with GWF.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.

     99.1 Investor presentation materials used by the Registrant in connection with meetings held with analysts and investors to discuss the Ahmanson Proposal (In the investor presentation, the Registrant is sometimes referred to by its stock exchange ticker symbol, "AHM").
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                                  SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  April 29, 1997

                                                 H. F. AHMANSON & COMPANY

                                                 /s/  Madeleine A. Kleiner
                                                 -------------------------------
                                                 Madeleine A. Kleiner
                                                 Senior Executive Vice President
                                                 and General Counsel